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                                                                      Exhibit 11


                       INTERNATIONAL TOTAL SERVICES, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   (UNAUDITED)


                                                              THREE MONTHS ENDED                    THREE MONTHS ENDED
                                                               DECEMBER 31, 1997                     DECEMBER 31, 1996
                                                     -----------------------------------    ---------------------------------------
                                                       INCOME       SHARES     PER-SHARE     INCOME          SHARES      PER-SHARE
                                                     (NUMERATOR) (DENOMINATOR)  AMOUNT     (NUMERATOR)    (DENOMINATOR)   AMOUNT


Net income                                              $ 1,826                             $    552
                                                      ===========                             =========

BASIC EPS
---------
Net income available to common stockholders             $ 1,826      6,663     $0.27           $  552          5,337       $0.10
                                                                             =========                                    ========


EFFECT OF DILUTIVE SECURITIES
-----------------------------
Stock options                                                 0         79                          0              0

                                                      -----------  --------                  ---------       -------

DILUTED EPS
-----------
Net income available to common stockholders plus
assumed conversions                                      $1,826      6,742     $0.27           $  552          5,337       $0.10
                                                      ===========  ========  =========       =========       =======      ========


                                                            NINE MONTHS ENDED                           NINE MONTHS ENDED
                                                            DECEMBER 31, 1997                           DECEMBER 31, 1996
                                                     ----------------------------------     ----------------------------------------
                                                        INCOME      SHARES    PER-SHARE        INCOME         SHARES     PER-SHARE
                                                     (NUMERATOR) (DENOMINATOR)  AMOUNT       (NUMERATOR)   (DENOMINATOR)   AMOUNT


Net income                                              $ 3,804                                $1,543
                                                      ===========                             =========

BASIC EPS
---------
Net income available to common stockholders             $ 3,804      4,825     $0.79          $1,543           5,567       $0.28
                                                                             =========                                    ========


EFFECT OF DILUTIVE SECURITIES
-----------------------------
Stock options                                                 0         28                         0              0

                                                      -----------  --------                  ---------       -------

DILUTED EPS
-----------
Net income available to common stockholders plus
assumed conversions                                      $3,804      4,853     $0.78          $1,543          5,567        $0.28
                                                      ===========  ========  =========       =========       =======      ========